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                                                                   EXHIBIT 10.M

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into as of August 10, 1995, between The FINOVA Group Inc. (formerly GFC Financial Corporation), a Delaware corporation ("Company") and Samuel L. Eichenfield ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement as of the 16th day of March, 1992 ("Employment Agreement"), and

         WHEREAS, the Employment Agreement was allowed to continue for a period of one year beyond its Term (as defined in the Employment Agreement) with an Extended Term (as defined in the Employment Agreement) expiring March 15, 1996; and

         WHEREAS, Executive acknowledges that on August 10, 1995 he has received notice of termination of the Employment Agreement effective upon the close of business on March 15, 1996, with the understanding that a new employment agreement will be entered between the Company and Executive substantially on the terms and conditions authorized by the Company's Executive Compensation Committee (the "Committee"), with the final agreement to be approved by the Committee; and

         WHEREAS, on August 10, 1995 the Committee and the Company's Board of Directors authorized this Amendment to adopt and implement as a part of the Employment Agreement a Chief Executive Officer Value Sharing Plan on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained in the Employment Agreement and this Amendment, the Company and Executive hereby agree to amend the Employment Agreement by adding a new paragraph 19 as follows:

         19.     CEO Value Sharing Plan.

                 Executive shall, as of the date hereof, participate in a CEO Value Sharing Plan as follows:

                 (a) PURPOSE. The purpose of the CEO Value Sharing Plan is to act as a retention device by providing significant rewards for equally significant shareholder value creation. This is accomplished by sharing a portion of created value in the form of cash payments to Executive.

                 (b) PERFORMANCE OBJECTIVES. Stock price hurdles have been established at $55, $70 and $85 per share or their equivalent. The first hurdle ($55) is $15 per share greater than the current market price of $40 per share or its equivalent. These translate into cumulative percentage increases in the stock price of 37.5%, 75.0% and 112.5% respectively.

                 (c) MEASURING ACHIEVEMENT. A hurdle is considered achieved when the average closing price of Company common stock is equal to, or greater than, the hurdle price during any 20 consecutive trading days.

                 (d) PAYMENT AMOUNTS. When a hurdle is achieved, Executive will receive a cash payment according to the attached schedule (CEO Value Sharing Plan: Stock Price Hurdles and Payments). As appropriate, calculations of amounts due or available for distribution under this plan shall be adjusted for all recapitalizations of the Company's common stock.

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                 (e)      EXCISE TAXES.  Company shall gross-up any applicable
excise taxes resulting from payments under this plan.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year set forth above.


ATTEST:                                     The FINOVA Group Inc.


By  /s/ Veronica S. Ciancola                By  /s/ W.J. Hallinan
    ------------------------                    ---------------------
    Assistant Secretary                         Senior Vice President


                                                /s/ S. Eichenfield
                                                ---------------------
                                                Samuel L. Eichenfield

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CEO VALUE SHARING PLAN: STOCK PRICE HURDLES AND PAYMENTS
AUGUST 1995

             MARGINAL     CUM.     MARGINAL     CUMULATIVE                             % OF        % OF
  STOCK       % INC      % INC  SHAREHOLDER    SHAREHOLDER    PAYMENT              MARGINAL  CUMULATIVE
  PRICE     HURDLE TO   $40 TO        VALUE          VALUE    AT EACH  CUMULATIVE     VALUE       VALUE
 HURDLE    HURDLE (A)   HURDLE  CREATED (B)        CREATED     HURDLE    PAYMENTS    SHARED      SHARED
------------------------------  --------------------------  ---------------------  --------------------
    $55      37.5%       37.5%  420,000,000    420,000,000  3,150,000   3,150,000     0.75%       0.75%
    $70      27.3%       75.0%  420,000,000    840,000,000  6,300,000   9,450,000     1.50%       1.13%
    $85      21.4%      112.5%  420,000,000  1,260,000,000  9,450,000  18,900,000     2.25%       1.50%


NOTES:

(a) The Marginal % Increase of 37.5% for the $55 hurdle is based on a base price of $40 per share.

(b) The estimated shareholder value created is calculated by multiplying the increase in the price per share by the estimated number of shares outstanding. As a beginning point, the approximate value of the company is established at $40 x 28 million shares or $1,120,000,000. Each $15 per share increase results in additional shareholder value of $420,000,000.